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                                                                    EXHIBIT 23.4


          CONSENT OF PRICEWATERHOUSECOOPERS, LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-3, dated on or about September 16, 1999 of our report dated January 24, 1997, included as Exhibit 23.3 to F.N.B. Corporation's Form 8-K, filed July 2, 1999, with respect to our audit of the consolidated financial statements of West Coast Bancorp, Inc. for the year ended December 31, 1996. We also consent to the reference to our firm as experts under the caption "Experts."


                                          /s/ PricewaterhouseCoopers, LLP


                                          PRICEWATERHOUSECOOPERS, LLP

Tampa, Florida
September 16, 1999